May 10, 1996



Miami Subs Corporation
6300 N.W. 31st Avenue
Fort Lauderdale, FL  33309

                  Re: Miami Subs Corporation (the "Company") - Registration Statement on Form S-3

Gentlemen:

You have requested our opinion in connection with the above-referenced registration statement, (the "Registration Statement"), under which certain shareholders (the "Selling Shareholders") intend to offer and sell in a public offering, from time to time, an aggregate of 2,575,000 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"), consisting of: (i) 1,000,000 shares of Common Stock issued and outstanding in the name of Manuel A. Garcia III (the "Garcia Shares"); (ii) 1,325,000 shares of Common Stock issued and outstanding in the name of LoneStar Hospitality Corp. (the "LoneStar Shares") and (iii) 250,000 shares (the "Option Shares") of Common Stock issuable upon the exercise of options and warrants held by certain of the Selling Shareholders (the "Options and Warrants").

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we render the following opinions:

The Garcia Shares are duly authorized, validly issued, fully paid and nonassessable.

The LoneStar Shares were issued pursuant to the terms of a Purchase and Sale Agreement, dated as of March 1, 1996, by and among LoneStar Hospitality Corporation, LS Holding Corp. and Miami Subs USA, Inc., a wholly-owned subsidiary of the Company. The LoneStar Shares are duly authorized, and when fully paid for in accordance with the terms of the Purchase and Sale Agreement, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.


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Miami Subs Corporation
May 10, 1996
Page 2



The Option Shares are duly authorized, and when issued in accordance with the terms of the Options and Warrants, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                              Very truly yours,



                                                              Holland & Knight